AMENDMENT TO
                             PARTICIPATION AGREEMENT
                                     BETWEEN
                        SOUTHLAND LIFE INSURANCE COMPANY
                          AND INVESCO FUNDS GROUP, INC.

      This Amendment is dated as of the 4th day of October, 2000 by and between Southland Life Insurance Company ("Southland Life") and INVESCO Funds Group, Inc. ("INVESCO").

     WHEREAS,   Southland  Life  and  INVESCO  entered  into  the  Participation
Agreement ("Agreement") on September 14,1995;

     WHEREAS, the parties desire to amend said Agreement in the manner hereinafter set forth;

     NOW THEREFORE, the parties hereby amend the Agreement in the following form:

      1. The Participation Agreement is hereby amended by substituting for the current Schedule B an amended Schedule B in the form attached hereto which adds the Survivor Dimensions Variable Universal Life policies to the list of Contracts funded by the Separate Accounts.

      2. All notices sent to Southland Life pursuant to Section XI Notices of the Agreement shall be directed to:

                  Southland Life Insurance Company
                  1290 Broadway
                  Denver, CO 80203
                  Attention: Variable Counsel
                  Fax: (303) 860-2134

All of the other provisions contained in the Agreement shall remain in full force and effect.

      IN WITNESS THEREOF, Southland Life and INVESCO have caused this Amendment to be executed by their duly authorized officers effective as of the date first written above:

INVESCO FUNDS GROUP, INC.

By: /s/ Ronald L. Grooms                              Date: 9/29/00
   ----------------------                                  --------
      Ronald L. Grooms
      Senior Vice President


SOUTHLAND LIFE INSURANCE COMPANY

By: /s/ James L. Livingston, Jr.                      Date: 10/4/00
   -----------------------------                           --------
      James L. Livingston, Jr.
      Executive Vice President


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                                   SCHEDULE B
                                    CONTRACTS

Flexible Premium Deferred Combination Fixed and Variable Annuity Contract

Future Dimensions Flexible Premium Variable Life Insurance Policy

Survivor Dimensions Flexible Premium Variable Life Insurance Policy